                                                                    EXHIBIT 10.4

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                    between

                               VIDEO CITY, INC.,

                             VIDEO REPUBLIC CORP.,

                        OLD REPUBLIC ENTERTAINMENT, INC.

                                      and

                              C. ANTHONY ANDERSON



                           Dated as of March 25, 1998

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION, dated as of March 25, 1998 is by and among VIDEO CITY, INC., a Delaware corporation ("VCI"), VIDEO REPUBLIC CORP., a California corporation ("Video Sub"), OLD REPUBLIC ENTERTAINMENT, a California corporation doing business as "Video Tyme" ("ORE") and C. Anthony Anderson ("Anderson"), with reference to the following facts:

     A. Anderson is the chief executive officer and the sole shareholder of ORE.

     B. ORE owns and operates retail video sales and rental stores (the "Business") in the locations listed in Schedule 3.11 hereto.

     C. Prior to the incorporation of ORE in July 1997, the business of ORE was operated by Anderson as a sole proprietorship. All references to ORE in this Agreement shall include such predecessor proprietorship, unless the context otherwise requires.

     D. VCI, ORE and Anderson believe that it is in their best interests to adopt and consummate a plan of reorganization that provides for the merger (the "Merger") of Video Sub, a newly formed subsidiary of VCI, into ORE, with Video Sub disappearing and ORE surviving, and the conversion of all ORE shares into the right to receive the Merger Consideration.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1   Defined Terms.  As used herein, the terms below shall have the
           -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, and in the masculine or feminine gender, depending upon the reference.

          "Action" shall mean any action, order, writ, injunction, judgment or
           ------
decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation.


                                      1.

          "Affiliate" shall mean, with respect to any Person, a Person that
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "Agreement" shall mean this Agreement of Merger and Plan of
           ---------
Reorganization, together with all schedules (including the Disclosure Schedule) and exhibits referenced herein.

          "Agreement of Merger" shall mean that certain document describing the
           -------------------
Merger to be filed with the Secretary of State of the State of California.

          "Books and Records" shall mean all books and records, stock transfer
           -----------------
books, minute books, copies of outstanding stock certificates, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and
            ----
the rules and regulations thereunder.

          "Contracts" shall mean all executory agreements, contracts, leases,
           ---------
commitments, evidences of indebtedness, letters of credit, franchise agreements, purchase agreements and purchase orders, whether oral or written.

          "Disclosure Schedule" shall mean, collectively, the schedules attached
           -------------------
hereto and delivered by the parties as of the date hereof which set forth the exceptions to the representations and warranties contained in Article III hereof (as to ORE) and Article IV hereof (as to VCI and Video Sub) and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule. Any information disclosed on a particular schedule on the Disclosure Schedule or subparts thereof shall be deemed disclosed on any and all schedules.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance, restriction or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, except liens for current taxes, assessments, governmental charges or levies on property not yet due and payable.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
the same may be amended from time to time.


                                      2.

          "ERISA Affiliate" shall mean any entity that is a member of a group of
           ---------------
which ORE is a member and which is under common control with ORE, within the meaning of the regulations promulgated under Section 414 of the Code.

          "ERISA Plans" shall mean, collectively, all Pension Plans and all
           -----------
Welfare Plans required to be disclosed on Schedule 3.22.

          "Marks" means all registered and unregistered trademarks, service
           -----
marks, trade names, and slogans, all applications therefor, and all goodwill associated therewith.

          "Material" shall mean, unless otherwise specifically defined herein,
           --------
any amounts of $10,000 or more as to ORE, and any amounts of $100,000 or more as to VCI, except that where the context requires, "material" shall mean an effect resulting in loss, liability, payment, damage or expense of $10,000 or more in the case of ORE, and $100,000 or more in the case of VCI and Video Sub.

          "Material Adverse Change" means a material adverse change in the
           -----------------------
business, assets, financial condition or results of operations of ORE or its business which involves a loss or exposure of more than $10,000 or of VCI or its business which involves a loss or exposure of more than $100,000.

           "ORE Balance Sheet" shall mean the balance sheet of ORE dated as of
            -----------------
December 31, 1997.

           "ORE Common Stock" shall mean shares of common stock of ORE.
            ----------------

           "ORE Disclosure Schedule" shall mean all Disclosure Schedules
            -----------------------
delivered by ORE pursuant to this Agreement.

          "ORE Documents" shall mean this Agreement, the Agreement of Merger and
           -------------
any other documents, instruments or certificates to be delivered by ORE in connection with this Agreement.

          "ORE Intangible Property" means all intangible property owned by ORE
           -----------------------
or in which ORE has any interest (including the right to use) or owned by any Selling Shareholder and used in ORE's business (other than intangible property owned by third parties and available generally for commercial license from others), including without limitation, (i) ORE's name and all Marks; (ii) all statutory, common law and registered copyrights and mask work rights, and all applications for the registration thereof; (iii) all patents and applications therefor; (iv) all software; (v) all other inventories, discoveries, improvements, processes, formulae (secret or otherwise), trade secrets, information, know-how and ideas (including those in the


                                      3.

possession of third parties, but that are the property of ORE); and (vi) all technical documentation relating thereto.

           "Pension Plan" shall mean any employee pension benefit plan within
           -------------
the meaning of Section 3(2) of ERISA.

           "Permits" shall mean all licenses, permits, orders, consents,
            -------
approvals, registrations, authorizations, qualifications and filings under all federal, state, local or foreign laws with governmental or regulatory bodies, or any other Person.

           "Person" shall mean an individual, a partnership, a limited liability
            ------
company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

           "Representative" shall mean any officer, director, principal,
            --------------
attorney, accountant, agent, employee or other representative.

           "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------

           "Tax" or "Taxes" shall mean any federal, state, local, foreign or
            ---      -----
other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, import duty, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

           "VCI Common Stock" shall mean shares of common stock of VCI.
            ----------------

           "VCI Documents" shall mean this Agreement, the Agreement of Merger
            -------------
and any other documents, instruments or certificates to be delivered by VCI in connection with this Agreement.

           "Welfare Plan" shall mean any employee welfare benefit plan within
            ------------
the meaning of Section 3(1) of ERISA.

     1.2   Other Defined Terms.  The following terms shall have the meanings
           -------------------
defined for such terms in the Sections set forth below:

           Term                 Section
           ----                 -------
Basket Amount                       11.4
Business                            Recital B
California Law                      2.3
Claim                               11.5


                                      4.

Closing                             2.6
Effective Time                      2.3
Losses                              11.2
Merger Consideration                2.2(b)
Noncompetition Agreement            6.5
ORE Balance Sheet                   3.8(b)
ORE Consent                         3.7
ORE Financial Statements            3.8(a)
ORE Indemnified Parties             11.3
ORE Permits                         3.14
Surviving Corporation               2.2(a)
Termination Date                    6.1
VCI Indemnified Parties             11.2
Video Sub                           2.2(a)


                                  ARTICLE II
                            PLAN OF REORGANIZATION
                            ----------------------

     2.1   Adoption of Plan.  VCI, ORE and Anderson believe that it is in their
           ----------------
best interests to adopt and consummate the Merger.

     2.2   The Merger.
           ----------

           (a) VCI shall form a wholly owned subsidiary called Video Republic Corp. ("Video Sub") under the laws of the State of California. VCI shall cause Video Sub to be merged with and into ORE with ORE as the surviving corporation in the Merger (the "Surviving Corporation"), and as of the Effective Time as a result thereof, ORE shall become a wholly owned subsidiary of VCI. From and after the Effective Time, the name of the Surviving Corporation shall be Old Republic Entertainment, Inc. until changed or amended in accordance with applicable law.

           (b) Pursuant to the Merger, the shares of ORE Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become the right to receive an aggregate of (i) 350,000 shares of VCI Common Stock (subject to possible adjustment as provided in Section 2.2(e) below) and (ii) $150,000 in cash, payable at the Closing (collectively, the "Merger Consideration").

           (c) ORE will cause all stock certificates representing issued and outstanding shares of ORE Common Stock to be delivered, free and clear of all Encumbrances, to VCI at or prior to the Effective Time. Each certificate which immediately prior to the Effective Time represents outstanding shares of ORE Common Stock shall at and after the Effective Time be deemed to represent only the number of shares of VCI Common Stock into which such shares of ORE Common Stock shall have the right to be converted pursuant to Section 2.2(b) above. From and after the Effective Time, VCI shall be entitled to treat certificates for

                                      5.

shares of ORE Common Stock as evidencing the ownership of the whole number of shares of VCI Common Stock into which such shares of ORE Common Stock have been converted. Certificates representing the VCI Common Stock will be delivered to Anderson upon surrender to VCI of valid stock certificates representing their shares of ORE Common Stock. At the Closing, certificates representing VCI Common Stock will bear a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

          (d) At the Effective Time, each share of common stock of Video Sub that is issued and outstanding will be converted into one newly issued share of ORE Common Stock. From and after the Effective Time, VCI, as the sole shareholder of ORE, shall be entitled to receive one or more certificates representing the ORE Common Stock into which such shares have been converted.

          (e) The number of shares of VCI Common Stock issuable pursuant to clause (i) of Section 2.2(b) above is subject to reduction as follows:

              (i) If VCI gives notice to Anderson, within four months after the Effective Time, that VCI has determined that ORE's total purchases (in accordance with generally accepted accounting principles) in calendar year 1997 of videotapes, video disks, inventory, and related goods, consumables and other items intended for sale or rental to customers (collectively, "Goods"), excluding (w) purchases for the San Buenaventura Mall store and (x) purchases (not in excess of $20,000) of base stock inventory (non-new release and non-replacement inventory) for the Kimball Store only purchased not later than June 30, 1997, were greater than $614,930, then there shall be a reduction in the number of shares of VCI Common Stock equal to the amount of purchases in excess of $614,930, multiplied by a factor of 3.46, and then divided by the higher of
(y) $2.00 or (z) the closing sale price of the VCI Common Stock on the trading date immediately preceding the date of such notice, as reported on Nasdaq, or if sale prices are not so reported, then the average of the mean between the closing bid and asked price on such trading date as reported by not more than two market makers designated by VCI. If Anderson gives written notice to VCI, within 14 days following the date of such notice, that he disagrees with VCI's determination and if Anderson and VCI are unable to agree upon the amount (if any) of such excess purchases, then the matter shall be determined by BDO Seidman, LLP, whose determination shall be conclusive. If an adjustment under this Section 2.2(e)(i) is required, Anderson shall deliver his certificate for the VCI Common Stock to VCI and


                                      6.

VCI shall reissue to Anderson a new stock certificate for the adjusted number of shares of VCI Common Stock issuable as a result of this adjustment.

          (ii) ORE owns a supply of prerecorded videocassettes and other rental inventory in good working condition, which are held in storage (referred to herein as the "Storage Units"). Prior to the Closing, designated representatives of VCI and ORE shall jointly inspect and count the number of Storage Units. If they mutually determine that there are fewer than 16,920 Storage Units, Anderson shall contribute and deliver additional videocassettes to ORE to bring the number of Storage Units to at least 16,920; and if the parties mutually determine that there are more than 19,080 Storage Units, then ORE shall deliver to Anderson the number of Storage Units in excess of 19,080. Such delivery shall be made to Anderson or ORE, as the case may be, not later than 90 days following the Closing, and the selection of such Storage Units shall be made by the party delivering them.

     2.3   Effective Time.  The Merger shall become effective (such time and
           --------------
date are referred to herein as the "Effective Time") on the business day (which day shall be on or before March 31, 1998 unless such date is extended by mutual agreement by the parties) on which (a) all conditions to the Closing of the transactions contemplated by this Agreement shall have occurred, and (b) an Agreement of Merger and any other documents necessary to effect the Merger shall be filed in accordance with the California General Corporation Law (the "California Law").

     2.4   Articles of Incorporation and Bylaws.  From and after the Effective
           ------------------------------------
Time, the Articles of Incorporation of ORE set forth in Exhibit A shall be the Articles of Incorporation of the Surviving Corporation and the Bylaws of ORE set forth in Exhibit B shall be the Bylaws of the Surviving Corporation, until changed or amended as provided therein or under the California Law.

     2.5   Directors and Officers.  From and after the Effective Time, the
           ----------------------
directors and officers of ORE immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their successors shall have been elected and shall qualify or until otherwise provided by law or the Articles of Incorporation or Bylaws of the Surviving Corporation.

     2.6   The Closing.  The closing of the transactions contem plated by this
           -----------
Agreement (the "Closing") shall be held at 9:00 a.m. local time on the date of the Effective Time at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or at such other date, place and time as the parties may agree.



                                      7.

     2.7   Liabilities at Closing.  The parties hereto agree that the aggregate
           ----------------------
of all notes payable, loans payable, accounts payable and other liabilities of ORE (other than liabilities for purchases of new releases streeted during or after the calendar week in which the Closing occurs) immediately prior to the Effective Time, including amounts that may be owed to Anderson, shall in no event exceed $750,000. If for any reason the total of all such notes payable, loans payable, accounts payable and other liabilities exceeds $750,000 as of the Effective Time, Anderson shall be responsible for the payment of all such amounts and shall promptly pay such amounts upon request of ORE or VCI.

     2.8   Cash as of Closing.  Notwithstanding anything to the contrary in this
           ------------------
Agreement, Anderson shall have the right to withdraw cash from ORE prior to the Effective Time so that ORE shall have as little as $100 as of the Effective Time. In addition, within 30 days after the Effective Time VCI shall cause ORE to pay to Anderson an amount equal to (i) the prorated portion of ORE insurance premiums and store rental payments paid prior to the Effective Time but applicable to periods after the Effective Time, and (ii) amounts actually paid by ORE prior to the Effective Time for new releases streeted during or after the calendar week in which the Closing occurs. Anderson shall not be entitled to be reimbursed for lease deposits, utility deposits or other prepaid items, which the parties agree are assets of ORE.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ORE
                     -------------------------------------
                                  AND ANDERSON
                                  ------------

     Subject to the exceptions set forth in the ORE Disclosure Schedules, ORE and Anderson, and solely with respect to Sections 3.27 and 3.28 Anderson, hereby represent and warrant to VCI that:

     3.1   Corporate Existence and Power.  ORE is a corporation duly organized,
           -----------------------------
validly existing and in good standing under the laws of the State of California and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business and operations as now conducted. Schedule 3.1 sets forth those jurisdictions in which ORE is required to be qualified to do business as a foreign corporation because of the character of the property owned or leased by ORE or the nature of its activities; ORE is duly qualified to do business in each of these jurisdictions.

     3.2   Corporate Authorization.  The execution, delivery and performance by
           -----------------------
ORE of this Agreement and all of the other ORE Documents and the consummation by ORE of the transactions contemplated hereby and thereby are within the corporate powers of ORE and have been duly authorized by all necessary corporate action on the part of ORE. This Agreement is, and as of the Closing the other ORE Documents shall be, the legal, valid and

                                      8.

binding obligations of ORE, enforceable against ORE in accordance with their respective terms.

     3.3   Governmental Authorization.  The execution, delivery and performance
           --------------------------
by ORE of this Agreement and the other ORE Documents require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of the Agreement of Merger with the Secretary of State of the State of California as contemplated by Section 2.3.

     3.4   Non-Contravention.  Except as set forth in Schedule 3.4, the
           -----------------
execution, delivery and performance by ORE of this Agreement and the other ORE Documents does not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of ORE, (ii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to ORE or any part of its business, (iii) assuming the obtaining of all ORE Consents, constitute a default under or breach of, or violate or give rise to any right of termination, cancellation or acceleration of any right or obligation of ORE, or to a loss of any benefit relating to its business or operations to which ORE is entitled under any provision of any Contract to which ORE is a party or by which any of its assets is or may be bound or (iv) result in the creation or imposition of any Encumbrance on any of ORE's assets.

     3.5   ORE Capitalization.  The authorized capital stock of ORE consists
           ------------------
solely of 100,000 shares of ORE Common Stock, of which 80,000 shares are issued and outstanding and all 80,000 shares are owned beneficially and of record by Anderson. All such outstanding shares are duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of ORE Common Stock have been issued in compliance with all federal and state securities laws and are not subject to any rights or obligations that require the registration of such shares. There are no outstanding options, warrants or other rights in or with respect to any shares of ORE Common Stock or any securities convertible into such stock, and ORE is not obligated to issue any additional shares of ORE Common Stock or any options, warrants or other rights to acquire stock or any other securities convertible into such stock.

     3.6   Subsidiaries.  ORE does not own, directly or indirectly, securities
           ------------
or other ownership interests in any other entity, nor is ORE a party to any agreement relating to the formation of any other entity or joint venture.

     3.7   Consents.  Schedule 3.7 sets forth each Contract of ORE and each of
           --------
the ORE Permits that requires a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the other ORE Documents or the

                                      9.

consummation of the transactions contemplated hereby or thereby (each of the foregoing, an "ORE Consent").

     3.8   Financial Statements.
           --------------------

          (a) ORE has delivered to VCI financial statements of ORE and its predecessor proprietorship consisting of unaudited balance sheets as of December 31, 1995, 1996 and 1997 and statements of operations for each of the years then ended (collectively, the ORE Financial Statements"). The ORE Financial Statements have been prepared on a cash basis and are not in conformity with general accepted accounting principles.

          (b) Except for (i) liabilities arising under any Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement) or (ii) those matters otherwise disclosed on the ORE balance sheet as of December 31, 1997 (the "ORE Balance Sheet") or on Schedule 3.8 (none of which liabilities, except as stated in a Schedule hereto, is for breach of contract, breach of warranty, tort or infringement), ORE will not have, as of the Effective Time, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations (including, without limitation, the obligation to indemnify any other Person for any liabilities or expenses which have been or may in the future be incurred by or asserted against such other Person, or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement). To the best knowledge of ORE, there are no circumstances, conditions, events or arrangements which may after the Effective Time give rise to any liabilities of ORE except in the ordinary course of business or as otherwise set forth in this Section 3.8 or in a Schedule to this Agreement.

     3.9   Absence of Certain Changes.  Except as set forth on Schedule 3.9,
           --------------------------
since December 31, 1997, ORE has conducted its business in the ordinary course consistent with past practices, and there has not been:

           (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

           (b) any dividend or other distribution declared or paid with respect to any of the ORE Common Stock;

           (c) any loan or forgiveness of indebtedness to any holder of ORE Common Stock or any Affiliate thereof;

                                      10.

          (d) any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 3.17 hereto;

          (e) any incurrence of indebtedness for borrowed money;

          (f) any creation or other incurrence of any Encumbrance on any of its assets;

          (g) any transaction, Contract entered into, or commitment made, by ORE relating to its business, operations or any of its assets (including the acquisition or disposition of any assets) or any relinquishment by ORE of any contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement (other than payments of compensation); or

          (h) any transfer of any assets of ORE to any Person who is a shareholder or other Affiliate of ORE.

     3.10  Title to Assets.  ORE has good and marketable title to its material
           ---------------
properties and assets owned or stated to be owned by ORE, free and clear of all Encumbrances except: (i) as set forth in the ORE Financial Statements, (ii) Encumbrances for current taxes not yet due, (iii) Encumbrances incurred in the ordinary course of business, (iv) Encumbrances that are not substantial in character, amount or extent (individually or collectively) and that do not (individually or collectively) materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of ORE, or (v) as set forth on Schedule 3.10. All of the material properties and assets used by ORE or held by ORE, other than any leased assets listed on Schedule 3.10, are owned by ORE, free and clear of any Encumbrances except as set forth on Schedule 3.10.

     3.11  Stores and Real Property.
           ------------------------

          (a) Schedule 3.11 lists the four existing stores owned and operated by ORE. A fifth store listed on Schedule 3.11, located at the San Buenaventura Mall, has been closed and the lease thereon was terminated effective January 31, 1998. An additional proposed lease for a new store at the Simi Mall was signed but has since been cancelled by ORE, and ORE has no liability or obligation whatsoever with respect to that proposed store or lease.

          (b) Schedule 3.11 sets forth a true and complete list of all leaseholds owned by ORE. ORE has valid leasehold interest in such leaseholds, free and clear of all Encumbrances, except: (i) for rights of lessors and such matters that are reflected in

                                      11.

the relevant lease, (ii) current Taxes not yet due and payable, (iii) Encumbrances of public record, (iv) Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property, and (v) as set forth on Schedule 3.11.

     3.12  Litigation.  Other than as set forth on Schedule 3.12, there is no
           ----------
action, suit, investigation, hearing or proceeding pending against or, to the best knowledge of ORE, threatened against or affecting, ORE, any of its officers, directors, or shareholders, its business or any assets or any Contract before any court or arbitrator or any governmental body, agency official, which would have a Material Adverse Effect, or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no outstanding judgments against ORE.

     3.13  Contracts.  Each Contract of ORE is a valid and binding agreement of
           ---------
ORE, and is in full force and effect, and ORE is not in default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. ORE has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto. Schedule 3.13 is a true and correct list of all Contracts involving an outstanding monetary obligation greater than $25,000 or with a remaining term greater than one year.

     3.14  Licenses and Permits.  Schedule 3.14 correctly lists each material
           --------------------
license, franchise, permit or other similar authorization affecting, or relating in any way to ORE's business, together with the name of the governmental agency or entity issuing such license or permit (the "ORE Permits"). The ORE Permits are valid and in full force and effect and, assuming the related ORE Consents have been obtained prior to the Closing, will not be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement.

     3.15  Compliance with Laws.  ORE is not in material violation of, has not
           --------------------
violated, and is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation of, any law, rule, statute, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, materially applicable to ORE's assets or the conduct of its business.

     3.16  Intangible Property.
           -------------------

          (a) Schedule 3.16 sets forth all material ORE Intangible Property and identifies each material contract to which ORE is a party relating to any item of ORE Intangible Property. No Contract requires ORE to (or will require VCI to)

                                      12.

pay, or entitles it to receive any material royalty, license fee, or other compensation with respect to the ORE Intangible Property. Except as set forth on Schedule 3.16, no ORE Intangible Property development was funded by a third Person (other than any shareholder of ORE) or was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such). The transactions contemplated hereby will not adversely affect in any manner any item or part of the ORE Intangible Property or the nature or usefulness thereof in the hands of VCI.

          (b) All ORE Intangible Property and all federal, state and foreign registrations with respect thereto, and all applications therefor are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions.

          (c) None of the ORE Intangible Property which is purportedly an asset of ORE was developed or conceived by any ORE employee, officer or director while employed by any other Person and no Selling Shareholder has violated any agreement with any former employer which pertains to any of such property.

     3.17  Employees.
           ---------

          (a) Schedule 3.17 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation and office location of all employees of ORE, indicating part-time and full-time employment, and all changes in salaries and wage rates per employee since December 31, 1997.

          (b) Except as set forth on Schedule 3.17, ORE is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of ORE, non-competition agreement restricting the activities of ORE, or any similar agreement.

     3.18  Prepaids.  Except as set forth on Schedule 3.18, ORE has not received
           --------
any material payments with respect to any services to be rendered or goods to be provided after the Closing.

     3.19  Taxes.
           -----

          (a) ORE has filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, employment tax and other tax returns of every character required to be filed by it and has paid in full all Taxes (including, without limitation, all tax deposits), together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by

                                      13.

such returns, other than Taxes which are being contested in good faith and for which adequate reserves have been established. Adequate provision has been made in the Books and Records of ORE for all Tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all Taxes for the periods covered by the ORE Financial Statements and for all prior periods. Schedule 3.19 sets forth the date or dates through which the Internal Revenue Service has examined the federal income taxes of ORE and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of ORE. Schedule 3.19 also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from ORE and lists each tax case of ORE currently pending in audit, at the administrative appeals level or in litigation. Schedule 3.19 further lists the date and issuing authority of each statutory notice of deficiency, notice or proposal assessment and revenue agent's report issued to ORE within the last twelve months. Except as set forth on Schedule 3.19, to ORE's best knowledge, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of ORE. Neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Schedule 3.19.

          (b) ORE has not made any requests for rulings, and ORE has not received any subpoenas or requests for information, or notices of proposed reassessment of any property owned or leased by ORE. There are no Liens for Taxes upon any property or assets of ORE (other than for real property taxes, not yet due, on premises leased by ORE for which ORE will be liable under the terms of the applicable leases).

          (c) ORE has delivered to VCI true and complete copies of all federal, state and foreign income tax returns (to the extent they deal in any way with the Business, such as Schedule C to the federal income tax returns) (together with any Revenue Agent's Reports) filed by Anderson and ORE's predecessors relating to the operations of the Business for the taxable years ended 1995 and 1996.

          (d) ORE has not filed a consent pursuant to Section 341(f) of the Code, and has not filed, and would not be deemed to have filed, any election under Section 338 of the Code.

          (e) ORE has never been, nor is ORE currently, bound by or subject to any obligation under any agreement relating to

                                      14.

the sharing of any liability for, or payment of, Taxes with any other Person.

          (f) ORE has withheld or will withhold, and has paid over or will pay over to applicable taxing authorities amounts from its employees and has filed or will file all federal, foreign, state, and local returns and reports with respect to employee income tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending on or before the Effective Time, in compliance with the provisions of the Code and other applicable federal, foreign, state and local laws.

     3.20  Environmental Compliance.  ORE has not received any notice that it or
           ------------------------
any of its properties have not been or are not now in complete compliance with all applicable environmental law.

     3.21  Labor and Employment Matters.
           ----------------------------

           (a) Except as set forth on Schedule 3.21, as of the date hereof;

               (i) The employment of each employee of ORE may be terminated immediately by ORE, except as otherwise provided by statute or decisional authority;

               (ii) To ORE's best knowledge, no key executive employee of ORE and no group of employees of ORE has plans to terminate his or her employment at or prior to the Closing, whether or not as a result of the transactions contemplated herein;

               (iii) ORE has not had any material labor relations problems; and

               (iv) ORE has complied in all material respects with all collective bargaining agreements and all applicable laws and orders relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities, or is holding for payment not yet due to such governmental authorities, all amounts required to be withheld from such employees of ORE and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. No present or former employee, officer or director of ORE has notified ORE that he or she has or will have at the Effective Time, any claim against ORE for any matter, including but not limited to (i) overtime pay for work done through the Effective Time; (ii) wages or salary for the work done through the Effective Time; (iii) vacation time off or pay in lieu of vacation time off for the period through the Effective Time; (iv) any violation of any

                                      15.

statute, ordinance or relation relating to minimum wages or maximum hours or work-place conditions; or (v) injuries or other damages which are not fully covered by ORE's insurance policies; except, in the case of clauses (i) and
(ii), for amounts accrued in the current pay period that are not yet due and payable, and in the case of clause (iii), for vacation accrued in accordance with ORE's policies and set forth in Schedule 3.21, which its employees have not yet taken.

           (b) Except as disclosed on Schedule 3.21, as of the date hereof, ORE has not received any notice of any:

                (i) unfair labor practice complaint against ORE pending before the National Labor Relations Board or any state or local agency;

                (ii) pending labor strike or other material labor trouble affecting ORE;

                (iii) material labor grievance pending against ORE;

                (iv) pending representation question respecting the employees of ORE; or

                (v) pending arbitration proceedings arising out of or under any collective bargaining agreement to which ORE is a party.

           (c) In addition: (i) none of the matters specified in clauses (b) (1) through (5) is threatened against ORE; (ii) no union organizing activities have taken place with respect to ORE; and (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which ORE is a party.

     3.22  Pension and Benefit Plans.
           -------------------------

           (a) All accrued obligations of ORE applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by ORE to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on, as applicable, the Books and Records of ORE and the ORE Financial Statements.

           (b) Neither ORE nor any of its ERISA Affiliates maintains or has ever maintained or has any obligations to contribute to, or has in effect or has committed to adopt, any Pension Plan, Welfare Plan or other ERISA Plan;

                                      16.

     3.23  Insurance.  Schedule 3.23 sets forth a true and correct list of all
           ---------
policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of ORE specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000. Such policies and binders are in full force and effect. No such policy is terminable or cancelable by the insurer by virtue of the consummation of the transactions contemplated herein.

     3.24  Books and Records.  ORE has heretofore furnished or made available to
           -----------------
VCI for its examination the following, each of which is, and will be maintained so as to remain until the Closing, accurate and complete in all material respects:

           (a) copies of the Articles of Incorporation and Bylaws, as in effect on the date of this Agreement;

           (b) the minute books of ORE containing all proceedings, consents, actions and meetings of its shareholders and Boards of Directors;

           (c) copies of all ORE Permits, orders and consents with respect to ORE's securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, orders and consents;

           (d) the stock transfer books of ORE setting forth all transfers of its securities;

           (e) copies of all agreements and documents referred to in any ORE Disclosure Schedule;

           (f) all other Books and Records of ORE; and

           (g) an accurate list of all of the incumbent officers and directors of ORE.

     3.25  Inventory.  The inventory of ORE reflected on the ORE Balance Sheet,
           ---------
as well as other inventory items acquired since the date of the ORE Balance Sheet that are now the property of ORE, are of such quality and held in such quantities as are being used and will be usable and salable or rentable in the ordinary course of the business of ORE. Since the date of the ORE Balance Sheet, ORE has continued to replenish its inventories in a normal and customary manner consistent with practice prevailing in the retail video sales and rental industry.

     3.26  Accuracy and Provision of Information.  None of the documents or
           -------------------------------------
other information made available to VCI or its Affiliates, attorneys, accountants, agents or representatives in connection with the transactions contemplated by this Agreement

                                      17.

contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. ORE has provided VCI all material information regarding its business and operations.

     3.27  Shareholder Approval.  The persons holding 100% of the shares of ORE
           --------------------
Common Stock have approved this Agreement and the transactions contemplated hereby.

     3.28  Investor Representations.  Each person who receives VCI Common Stock
           ------------------------
in connection with the transactions contemplated by this Agreement represents that (i) he is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of his business and financial experience, and the business and financial experience of those persons unaffiliated with VCI retained by him, if any, to advise him with respect to his investment in the shares of VCI Common Stock, such person together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that he is acquiring the shares of VCI Common Stock for his own account or for one or more separate accounts maintained by him, if any, for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder. Each person who receives VCI Common Stock in connection with the transactions contemplated by this Agreement understands and agrees that the shares of VCI Common Stock have not been registered under the Securities Act and may be resold only if registered pursuant to the applicable provisions of the Securities Act or if an exemption from registration is available.

     3.29  No Brokers.  Neither ORE or Anderson nor any of their respective
           ----------
Representatives or Affiliates has employed or made any agreement with any broker, finder or similar agent, person or firm or incurred any liability for any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby which would result in any liability of ORE, VCI or Video Sub.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF VCI
                     -------------------------------------

     Except as set forth in a Disclosure Schedule delivered by VCI hereunder, and except for the transactions contemplated by this Agreement, VCI hereby represents and warrants to ORE as follows:

     4.1   Organization of VCI and Video Sub.  Each of VCI and VCI Sub is a
           ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and California, respectively, has full corporate power and authority to conduct its business as it is presently being conducted and to

                                      18.

own, lease and operate its properties and assets, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not result in a Material Adverse Change to VCI or its business.

     4.2   VCI and Video Sub Capital Stock.  The authorized capital stock of VCI
           -------------------------------
consists solely of 20,000,000 shares of common stock, $.01 par value per share, 9,773,927 shares of which were issued and outstanding as of the date of this Agreement. No shares of any other class or series of capital stock are authorized, issued or outstanding.

     The authorized capital stock of Video Sub consists of 1,000 shares of common stock, 100 shares of which were issued and out standing as of the date of this Agreement. All of the issued and outstanding shares of common stock of Video Sub are owned by VCI free and clear of all Encumbrances. All of the outstanding shares of common stock of Video Sub have been duly and validly authorized and issued and are fully paid and nonassessable.

     4.3   Authorization Relative to this Agreement.  The execution, delivery
           ----------------------------------------
and performance by VCI and Video Sub of this Agreement and all of the other VCI Documents and the consummation by VCI and Video Sub of the transactions contemplated hereby and thereby are within the corporate powers of VCI and Video Sub and have been duly authorized by all necessary corporate action on the part of VCI and Video Sub. This Agreement is, and as of the Closing the other VCI Documents shall be, the legal, valid and binding obligations of VCI and Video Sub, enforceable against VCI and Video Sub, as the case may be, in accordance with their respective terms.

     4.4   No Conflict or Violation.  Neither the execution and delivery of this
           ------------------------
Agreement or the Agreement of Merger nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation, Bylaws or other organizational document of VCI, (b) a breach of, or a default under, any Material term or provision of any Material Contract, indebtedness, Encumbrance, Permit or concession to which VCI is a party or is subject or by which any assets of VCI are bound, including, without limitation, any such breach or default which would interfere in any way with its ability to consummate the transactions contemplated by this Agreement or the Agreement of Merger, (c) a Material violation by VCI of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, including any violation which would interfere with its ability to consummate the transactions contemplated by this Agreement or the Agreement of Merger, (d) the imposition of any Material Encumbrance, restriction or charge on the business

                                      19.

or assets of VCI, or (e) give rise to any right of termination, cancellation or acceleration under any Material Contract or other agreement to which VCI is a party or by or to which they or any of their Material assets or properties may be bound or subject.

     4.5   Litigation.  There are no Actions pending, or to the best of VCI's
           ----------
knowledge, threatened (a) against, related to or affecting VCI, which Actions, if determined adversely to VCI, would be reasonably likely to have a Material adverse effect on VCI, or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, including any derivative suits brought by or on behalf of VCI. VCI is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against VCI involving amounts in excess of $100,000. For purposes of this Section 4.5, an Action will be deemed to have an "adverse effect" on VCI if in connection with such Action, VCI or Video Sub is reasonably likely to pay $500,000 or more in the aggregate with respect to the defense, settlement, dismissal or other disposition or satisfaction of such Action.

     4.6   Board Approval.  The Board of Directors of VCI has approved and
           --------------
adopted this Agreement.

     4.7   Validity of Shares Issued to Selling Shareholders.  The shares of VCI
           -------------------------------------------------
Common Stock to be issued to Anderson hereunder will, when issued and paid for in accordance with this Agreement, be duly and validly issued, nonassessable shares free and clear of any and all Encumbrances (other than Encumbrances which may exist prior to the Closing on the ORE Common Stock), and will be issued in compliance with all applicable federal and state securities laws.

     4.8   VCI Shareholder Approval.  No approval of the shareholders of VCI is
           ------------------------
required for the consummation of the transactions under this Agreement.

                                   ARTICLE V
                            COVENANTS OF EACH PARTY
                            -----------------------

     ORE and VCI each covenant with the other for the period from the date hereof through the Effective Time as follows:

     5.1   Notification of Certain Matters.  From the date hereof through the
           -------------------------------
Effective Time, ORE and VCI shall each give prompt notice to the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                                      20.

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting ORE of its business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

     5.2   Confidential Information.
           ------------------------

           (a) Preservation of Confidentiality.  In connection with the
               -------------------------------
negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each of the parties hereto acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to its respective Representatives and Affiliates in connection with the transactions contemplated hereby. Each party agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of the other parties. If, however, confidential information is disclosed, the disclosing party shall immediately notify the other parties in writing and take all reasonable steps required to prevent further disclosure.

           (b) Property Right in Confidential Information.  Until the Effective
               ------------------------------------------
Time or the Termination Date, all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, ORE shall return to VCI, and VCI shall return to ORE, all documents, work papers and other material (including all copies thereof) obtained from the other party in connection with the transactions contemplated hereby and will use all reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If VCI or any of its Affiliates is required by legal process or by operation of law to disclose any confidential information in anticipation of a possible acquisition of ORE by VCI or any such Affiliate, VCI shall provide ORE with written notice of such request at least 48 hours prior to making such disclosure (or, if it is not practicable to give at least 48 hours' prior notice, written notice shall be given as promptly as

                                      21.

practicable) and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure. If any party is compelled by legal process to disclose any confidential information, such party shall provide the other parties with prompt written notice of such request and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure.

          (c) Termination of Agreement.  Subject to the requirements of law,
              ------------------------
each party hereto and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information from the other party to, hold in confidence all such non-public information until such time as such information is otherwise publicly available, and, if this Agreement is terminated and if so requested by another party, each party and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information to, deliver to such other party all documents, work papers and other material (including copies of extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

                                   ARTICLE VI
                          ADDITIONAL COVENANTS OF ORE
                          ---------------------------

     6.1   Conduct of Business.  From the date hereof through the Effective Time
           -------------------
or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 10.1 (the "Termination Date"), except as contemplated or as may be required by this Agreement, or as set forth on Schedule 6.1, or as consented to by VCI in writing, ORE shall diligently carry on its business and in the ordinary course only, and will use its best efforts to preserve its present business organization intact and to keep available the services of its present officers, agents or employees (nothing herein implying an obligation of ORE to maintain or retain any specific officer, agent or employee), and preserve its present relationships with customers and other Persons having business dealings with it, and will not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, ORE shall not, except as specifically contemplated by this Agreement:

           (a) change or amend its Articles of Incorporation or Bylaws;

           (b) enter into, extend, modify, terminate or renew any (i) Material Contract, except in the ordinary course of business, or (ii) any Contract involving $10,000 or more;


                                      22.

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any Material assets, or any interests therein, and, without limiting the generality of the foregoing, ORE will maintain and sell or rent inventory consistent with its past practices and in accordance with any other provision in this Agreement;

          (d) incur any obligations or liability for long-term indebtedness, or incur any other obligation or liability of $10,000 or more except in the ordinary course of business;

          (e) (i)   grant any bonus, severance or termination pay or increase
in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing ORE Employee Plan or policy;

              (ii) make any change in the key management structure of ORE, including, without limitation, the hiring of additional officers or the termination without cause of existing officers;

              (iii) adopt, enter into or amend any ORE Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any Material assets or business of any corporation, partnership, association or other business organi zation or division thereof;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of ORE's capital stock;

          (h) fail to expend funds for budgeted capital expenditures or commitments that have been disclosed to VCI;

          (i) willingly allow or permit any of ORE's insurance policies to be suspended, impaired or canceled;

          (j) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business;

          (k) enter into, renew, modify or revise any agreement or transaction with any of its Affiliates;

          (l) fail to maintain any assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with ORE's past practice inoperable, worn-out or obsolete or destroyed assets;

                                      23.

          (m) make any loans or advances to any partnership, firm, corporation, officer, director or Affiliate, or, except for expenses incurred in the ordinary course of business, any individual who is not an officer, director or Affiliate;

          (n) make any Material income tax election or settlement or compromise with tax authorities;

          (o) fail to comply in any Material respect with all laws applicable to it;

          (p) intentionally do any other act which would cause any representation or warranty of ORE in this Agreement to be or become untrue in any Material respect;

          (q) issue any shares of ORE Common Stock or any options, warrants, rights or other securities convertible into, or exercisable or exchangeable for, ORE Common Stock; or

          (r) enter into any agreement, arrangement or under standing or otherwise become obligated, to do any action prohibited hereunder.

     6.2  Public Statements and Press Releases.  Except as pro vided for
          ------------------------------------
hereinbelow, ORE and Anderson shall not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of VCI as to the content and time of release of such statement or announcement.

     6.3  No Solicitation.  Prior to the Effective Time (or the earlier
          ---------------
termination of this Agreement in accordance with its terms), neither ORE nor any of its Affiliates or Representatives shall directly or indirectly solicit or initiate any discussions, offers or negotiations with, or participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise encourage any effort or attempt by, any Person other than VCI, concerning any Alternative Transaction with respect to ORE. ORE shall promptly notify VCI if any proposal, offer, inquiry or other contact is received by ORE in respect of an Alternative Transaction, and shall indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep VCI informed on a current basis of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

     6.4  Delivery of ORE Common Stock.  Anderson shall deliver stock
          ----------------------------
certificates representing all issued and outstanding capital stock of ORE at or prior to the Effective Time.

                                      24.

     6.5  Noncompetition Agreement.  At or prior to the Effective Time,
          ------------------------
Anderson shall have executed a noncompetition agreement in favor of VCI substantially in the form of Exhibit C hereto (the "Noncompetition Agreement").

     6.6  Lock-Up.  Anderson will enter into an agreement with VCI restricting
          -------
the resale or disposal, for a period of 180 days from the Closing, of any VCI Common Stock issued to him pursuant to the Merger.

     6.7  Insurance.  From the date hereof through the Effective Time, ORE
          ---------
shall maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 3.23.

     6.8  Reporting and Compliance With Law.  From the date hereof through the
          ---------------------------------
Effective Time, ORE shall duly and timely file all tax returns required to be filed with governmental authorities and duly observe and conform in all material respects to all applicable laws and orders.

     6.9  Approval of Shareholders of ORE.  ORE shall take all action
          -------------------------------
necessary, in accordance with the California Law and its Articles of Incorporation and Bylaws, to obtain the approval of 100% of the ORE Common Stock for this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and ORE shall provide Anderson with full disclosure of all terms of this transaction.

     6.10 Access to Information.  ORE shall afford VCI and its Representatives
          ---------------------
reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date (as hereinafter defined), to its personnel, facilities, contracts, commitments, books, computer software application systems, files and records and to furnish such financial and operating data and other information with respect to its business, assets and properties, and shall use its best efforts to cause its Representatives to furnish promptly to VCI and its Representatives such additional financial and operating data and other information as to its business and properties as the other or its duly authorized Representatives may from time to time reasonably request.

                                  ARTICLE VII
                            [Intentionally omitted]

                                  ARTICLE VIII
                      CONDITIONS TO THE OBLIGATIONS OF ORE
                      ------------------------------------
                                  AND ANDERSON
                                  ------------

     The obligations of ORE and Anderson to consummate the transactions provided for hereby are subject, in the discretion of ORE, to the satisfaction, at or prior to the Effective Time,

                                      25.

of each of the following conditions, any of which may be waived by ORE:

     8.1   Representations, Warranties and Covenants.  All repre sentations and
           -----------------------------------------
warranties of VCI contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time as if such representations and warranties were made at and as of the Effective Time, and VCI shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Effective Time, and VCI shall have delivered a certificate signed by a VCI officer to such effect.

     8.2   Permits.  All Material Permits, waivers and approvals from
           -------
governmental authorities and other parties necessary to permit VCI to consummate the transactions contemplated hereby shall have been obtained.

     8.3   No Governmental Actions.  No governmental action or proceeding shall
           -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger.

     8.4   No Material Adverse Change.  Since January 31, 1997, there shall not
           --------------------------
have occurred any change in the business, financial condition or prospects of VCI taken as a whole, except for changes contemplated hereby or changes which have not, individually or in the aggregate, resulted in a Material Adverse Change to the business, financial condition or prospects of VCI.

                                   ARTICLE IX
                      CONDITIONS TO THE OBLIGATIONS OF VCI
                      ------------------------------------

     The obligations of VCI to consummate the transactions provided for hereby are subject, in the discretion of VCI, to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any of which may be waived by VCI:

     9.1   Representations, Warranties and Covenants.  All repre sentations and
           -----------------------------------------
warranties of ORE contained in this Agreement shall be true and correct at and as of the date of this Agreement, all representations and warranties of Anderson con tained in this Agreement shall be true and correct at and as of the Effective Time as if such representations and warranties were made at and as of the Effective Time, and ORE and Anderson shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Effective Time, and ORE

                                      26.

shall have delivered a certificate signed by Anderson to such effect.

     9.2   Permits.  All Permits, waivers and approvals from governmental
           -------
authorities and other parties, necessary to permit ORE and Anderson to consummate the transactions contemplated hereby shall have been obtained.

     9.3   Opinion of Counsel.  ORE shall have delivered to VCI an opinion of
           ------------------
England, Whitfield, Schroeder & Tredway, LLC, counsel to ORE and Anderson, in substantially the form attached hereto as Exhibit D, which opinion shall set forth, among other things, that all ORE Documents and the consummation by ORE of the transactions contemplated hereby are within the corporate powers of ORE and have been duly authorized by all necessary corporate and shareholder action on the part of ORE.

     9.4   No Governmental Actions.  No governmental action or proceeding shall
           -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger.

     9.5   No Material Adverse Change.  Since September 30, 1997, except as set
           --------------------------
forth in the ORE Disclosure Schedules, there shall not have occurred any change in the business, financial condition or prospects of ORE, except for changes contemplated hereby or changes which have not had a material adverse effect on the business, financial condition or prospects of ORE.

     9.6   Corporate Resolutions.  VCI shall have received from ORE certified
           ---------------------
resolutions adopted by the Board of Directors of ORE approving this Agreement and the transactions contemplated hereby.

     9.7   Shareholder Approval.  This Agreement and the Agreement of Merger,
           --------------------
and the transactions contemplated hereby and thereby shall have been approved and adopted by the vote or consent of 100% of the outstanding shares of ORE Common Stock and an officer's certificate as to such approval shall be delivered by ORE to VCI.

     9.8   Delivery of Stock Certificates.  Stock certificates representing all
           ------------------------------
of the issued and outstanding capital stock of ORE shall have been delivered to VCI.

     9.9   Inventory.  Notwithstanding any other provision in this Agreement,
           ---------
ORE's rental and sale inventory at the Closing will be not less than the amount set forth on the ORE Balance

                                      27.

Sheet as of December 31, 1997, which shall be not less than the amount set forth on the ORE balance sheet as of September 30, 1997.

     9.10  Store Lease Assignments.  VCI shall have received from ORE copies of
           -----------------------
all necessary third party consents to the assignment to VCI pursuant to the Merger of any store leases held by ORE. Other than such consents, there are no other change of control or similar provisions in any Contracts of ORE which would prevent the assignment to VCI of any store leases held by ORE.

     9.11  Due Diligence.  VCI and its counsel shall have found satisfaction
           -------------
with the results of their due diligence investigation of the financial condition, assets and operations of ORE.

     9.12  Financing.  VCI shall have obtained or arranged for new financing in
           ---------
an amount of at least $8,000,000 on terms acceptable to VCI.

     9.13  Resignation.  Anderson shall resign as a Director and officer of ORE
           -----------
effective at the Closing.

                                   ARTICLE X
          TERMINATION, AMENDMENTS, WAIVERS AND POST-CLOSING COVENANTS
          -----------------------------------------------------------

     10.1  Termination.
           -----------

           (a) Termination.  Notwithstanding any prior approval by the
               -----------
shareholders of ORE, this Agreement and the Merger and other transactions contemplated hereby may be terminated at any time prior to the Effective Time:

               (i) By mutual written consent of the Boards of Directors of ORE and VCI;

               (ii) By either ORE or VCI, if the Closing shall not have occurred on or before March 31, 1998 unless such date is extended by the mutual agreement of the parties; provided however, that this provision shall not be available to ORE if there is then a breach of this Agreement under clause (4) of this Section 10.1(a), and this provision shall not be available to VCI if there is then a breach of this Agreement under clause (3) of this Section 10.1(a);

               (iii) By ORE, if there is a breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by VCI pursuant to the terms of this Agreement or an occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied at or prior to the Effective Time; or

                                      28.

          (iv) By VCI, if there is a breach of any representation or warranty set forth in Article III hereof or of any covenant or agreement to be complied with or performed by ORE or Anderson pursuant to the terms of this Agreement or the occurrence of any event which results or would result in the failure of a condition set forth in Article IX to be satisfied at or prior to the Effective Time.

          (b) Effect of Termination.  In the event of termination of this
              ---------------------
Agreement as provided in Section 10.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any willful breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that:

              (i) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

              (ii) The provisions of Sections 5.2 and 12.5 shall continue in full force and effect.

The foregoing provisions shall not limit or restrict the avail ability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     10.2  Amendments.  This Agreement may not be amended except by action of
           ----------
each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.

     10.3  Waivers.  At any time prior to the Effective Time, any party hereto
           -------
may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.
Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.4  Releases and Indemnification Regarding Personal
           -----------------------------------------------


                                      29.

Obligations and Guarantees.  Following the Closing, VCI will use its best
--------------------------
efforts to obtain releases from lessors, lenders, vendors and any other third parties, of any personal obligations and guarantees or personal liabilities of Anderson with respect to any obligations of ORE, insofar as such personal guarantees or liabilities are described in the ORE Disclosure Schedule; and VCI shall in any event indemnify and hold harmless Anderson from any personal liability with respect to such described obligations, guarantees and liabilities, including by not limited to the leases identified on Schedule 3.11, unless and to the extent that VCI and ORE are entitled to be indemnified under
Article XI of this Agreement.

     10.5  Payment of Liabilities.  At the Closing, VCI shall pay or shall cause
           ----------------------
ORE to pay all amounts owing by ORE to the Anderson Family Living Trust, American Commercial Bank on an SBA-guaranteed loan, Zola Lefcourt and Andrew Baruffi (in the aggregate not to exceed $750,000).

                                   ARTICLE XI
                           INDEMNIFICATION; SURVIVAL
                           -------------------------

     11.1  Survival of Representations, Etc.  The representations, warranties,
           --------------------------------
covenants and agreements of ORE, Anderson and VCI contained herein and the indemnification by Anderson under Section 11.2 with respect thereto, and the indemnification by VCI under Section 11.3 with respect thereto, shall survive the Effective Time for two years; provided, however, that the representations and warranties of ORE and Anderson in Section 3.19 and the indemnification by Anderson with respect thereto shall survive until the applicable statutes of limitations have expired, and those contained in Section 3.5 and the indemnification by Anderson with respect thereto shall survive without any limitation in time. For purposes of this Article XI, "representations" and "warranties" of ORE and Anderson shall mean collectively those representations and warranties of ORE and Anderson set forth in Article III, the Disclosure Schedules referenced therein, and "representations" and "warranties" of VCI shall mean collectively those representa tions and warranties of VCI set forth in Article IV, the Disclosure Schedules referenced therein.

     11.2  Indemnification by Anderson.  Subject to, and in the manner described
           ---------------------------
in, this Article XI, Anderson shall indemnify and hold harmless VCI and its Representatives and Affiliates (the "VCI Indemnified Parties") for the periods specified in Section 11.1 to the fullest extent lawful, from and against any and all losses, damages, diminution in value, claims, liabilities, actions and expenses (including, without limitation, costs of investigating, preparing or defending any such claim or action, costs of settlement, judgments, and reasonable legal fees and expenses), net of any amounts actually received under any insurance policy as a result of such loss, damage, diminution in

                                      30.

value, claim, liability, action, or expense (collectively "Losses") arising out of or in connection with the breach of any representation, warranty, covenant or agreement of ORE or Anderson contained in this Agreement. The term "Losses" as used in this Section 11.2 is not limited to matters asserted by third parties against a VCI Indemnified Party, but includes Losses incurred or sustained by a VCI Indemnified Party in the absence of third party claims.

     11.3  Indemnification by VCI.  Subject to, and in the manner described in,
           ----------------------
this Article XI, for a period of two years from the Effective Time, VCI shall indemnify and hold harmless Anderson and his Representatives and Affiliates (the "ORE Indemnified Parties") to the fullest extent lawful, from and against any and all Losses arising out of or in connection with the breach of any representation, warranty, covenant or agreement of VCI. The term "Losses" as used in this Section 11.3 is not limited to matters asserted by third parties against a ORE Indemnified Party, but includes Losses incurred or sustained by a ORE Indemnified Party in the absence of third party claims.

     11.4  Basket and Cap.  VCI shall be indemnified by Anderson and Anderson
           --------------
shall be indemnified by VCI, in each case to the extent that the aggregate of all Losses, determined without regard to whether any Loss was Material or not, exceeds $10,000 (the "Basket Amount"), provided that in no circumstance shall the aggregate liability of Anderson or VCI exceed $1,500,000. Notwithstanding the foregoing, there shall be no Basket Amount applicable to any Loss resulting from a breach of representations and warranties in Sections 3.5 or 3.19 or from a failure to pay any amount payable under Article II.

     11.5  Indemnification Procedure.
           -------------------------

          (a) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Article XI (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party. If the amount of the Claim exceeds, or the aggregate amount of Losses incurred prior to such date have exceeded, the Basket Amount, the indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. In addition, in the event that such indemnifying party, within a reasonable time after notice that any such Claim or the total Losses incurred exceeds the Basket Amount, fails to defend any indemnified party,

                                      31.

such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith; (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld; and (iii) no part of any Claim shall be paid without such consent or unless a final judgment from which no appeal may be taken is entered on such Claim against the indemnified party. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

          (b) In the absence of a third party Claim, if any party shall have a claim that another is liable for Losses, the party seeking indemnification shall provide notice within 90 days of the discovery of the Loss of the nature and extent thereof, and the other party shall repay such Losses within 90 days thereafter to the extent the Losses exceed the Basket Amount, or shall inform the party seeking indemnification that it is denying in good faith all or a portion of such Claim. If the party seeking indemnification disputes the denial of such Claim, it may thereupon proceed to enforce its rights under this Agreement.

                                  ARTICLE XII
                               GENERAL PROVISIONS
                               ------------------

     12.1  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     12.2  Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:


                                      32.

     If to ORE or Anderson, addressed to:

           C. Anthony Anderson
           2723 East Main Street
           Ventura, California  93003
           Fax:

     With a copy to:

           Stuart A. Comis, Esq.
           England, Whitfield, Schroeder & Tredway, LLC
           300 Esplanade Drive
           Sixth Floor
           Oxnard, CA 93030

     If to VCI, addressed to:

           Robert Y. Lee
           Video City, Inc.
           6840 District Blvd.
           Bakersfield, CA  93313
           FAX: (805) 397-5982

     With a copy to:

           William J. Feis, Esq.
           Troy & Gould Professional Corporation
           1801 Century Park East, 16th Floor
           Los Angeles, California 90067-2367
           FAX: (310) 201-4746

or to such other place and with such other copies as each party hereto may designate as to itself by written notice to the other parties hereto.

     12.3  Choice of Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California without reference to choice of law provisions.

     12.4  Multiple Counterparts.  This Agreement may be executed in one or more
           ---------------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.5  Expenses.  Each party hereto shall pay its own legal, accounting,
           --------
out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     12.6  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum

                                      33.

extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.7  Titles.  The titles, captions or headings of the Articles and
           ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.8  Cumulative Remedies.  All rights and remedies of either party hereto
           -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12.9  Entire Agreement.  This Agreement, together with all exhibits and
           ----------------
schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, the letter of intent dated November 13, 1997.

     12.10 Attorneys' Fees.  In the event of any legal action or proceeding to
           ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     12.11 Waiver of Right to Trial by Jury.  Each party to this Agreement
           --------------------------------
hereby waives its rights to a trial by jury.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                             VIDEO CITY, INC.



                             By: /s/ Robert Y. Lee
                                -----------------------------
                                Robert Y. Lee,
                                Chairman and Chief
                                Executive Officer


                             VIDEO REPUBLIC CORP.


                             By: /s/ Robert Y. Lee
                                -----------------------------
                                Robert Y. Lee,
                                President



                                      34.

                             OLD REPUBLIC ENTERTAINMENT, INC.


                             By: /s/ C. Anthony Anderson
                                -----------------------------
                                C. Anthony Anderson,
                                President


                             ANDERSON:


                             /s/ C. Anthony Anderson
                             --------------------------------
                             C. Anthony Anderson



                                      35.